
EXHIBIT 99.2
------------

INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

                                                                                    Page
Unaudited Pro Forma Condensed Combining Balance Sheet as of
  September 30, 2001............................................................      4

Unaudited Pro Forma Condensed Combining Statement of Operations for the
  Nine months ended September 30, 2001..........................................      5

Unaudited Pro Forma Condensed Combining Statement of Operations for the Year
  ended December 31, 2000.......................................................      6

Notes to Unaudited Pro Forma Condensed Combining Financial Information..........      7


Planet Zanett, Inc. (the "Company") is building an IT CommonwealthTM - a business model that seeks to combine private, independent technology companies into a public enterprise, with the goal of making them collectively stronger, more competitive and more profitable. The IT CommonwealthTM model seeks to preserve the management, culture, identity and operating style of its members while achieving advantages of scale. It also attempts to bring already successful entrepreneurs and companies together into a collaborative network, where each member continues to do what they do best, while contributing to the financial and operating performance of the IT CommonwealthTM as a whole.

On December 7, 2001, the Company acquired its first IT CommonwealthTM member. Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of December 7, 2001 ("Closing"), among the Company, Planet Zanett Merger Sub ("Merger Sub"), Back Bay Technologies, Inc. ("BBT"), and the shareholders of BBT, the Company acquired BBT through a merger (the "Merger") of BBT with and into Merger Sub. Upon consummation of the Merger, the separate corporate existence of BBT ceased, and the name of Merger Sub was changed to Back Bay Technologies, Inc.

BBT is a provider of technology consulting services primarily to Fortune 500 companies with a concentration on the financial services industry. BBT's service offerings include a wide range of services to initiate, develop and implement e-business systems, including full life cycle application development, project management, business analysis, architecture design, package customization, testing and quality assurance and implementation management.

The maximum aggregate consideration to be paid by the Company to the BBT shareholders is $2,750,000 in cash and 1,625,000 shares of the Company's common stock ("Common Stock"). Initial consideration of $1,500,000 in cash and 1,000,000 shares of Common Stock, valued at $2,290,000, was paid to the BBT shareholders at Closing. The value of the Common Stock issued at Closing was determined based on the weighted average closing price of the Common Stock for the three trading days immediately preceding the Closing. In addition, all outstanding options to purchase BBT common stock have been exchanged, pursuant to the Merger Agreement, into options to purchase 476,088 shares of Common Stock of the Company. The options have varying exercise prices and vesting periods. The Company valued such stock options using the Black-Scholes pricing model at approximately $914,400, of which approximately $853,400 was included in the purchase price and approximately $61,000 was attributed to deferred compensation for future services.

As part of the maximum aggregate consideration, the BBT shareholders are eligible to receive additional consideration in each of the three successive annual periods commencing January 1, 2002 based upon BBT attaining specified earnings targets in each period. This contingent consideration consists of a maximum payment of $416,667 in cash in each period and the issuance of a maximum of 208,333 shares of Common Stock in each period. No contingent consideration will be paid to the BBT shareholders if BBT's EBITDA, as defined in the Merger Agreement, is less than $700,000 during the respective annual period. The maximum contingent consideration will be paid if BBT's EBITDA equals or exceeds $1,000,000 during the respective annual period. In the event that any contingent consideration is paid to the BBT shareholders, the value of such consideration will be added to the goodwill previously recorded at the date of the acquisition. The value of any contingent shares will be determined based on the weighted average closing price of the Company's Common Stock for the three trading days immediately preceding the resolution of the contingency.

The Common Stock issued or issuable to the BBT shareholders pursuant to the Merger Agreement (and Common Stock issuable pursuant to the exercise of stock options granted to the BBT employees after the consummation of the Merger) (the "Shares") is subject to certain transfer restrictions until November 1, 2005. A portion of the Shares will be released from such restrictions when the closing bid price per share of the Common Stock equals or exceeds certain price targets.

The Company is required to file a registration statement on or before July 1, 2002 covering the resale of the Shares and will use reasonable efforts to maintain the effectiveness of such registration statement until December 7, 2004.

The Company funded the cash portion of the purchase price paid at Closing by issuing a promissory note (the "Note") to a principal shareholder of the Company. The Note has a maturity date of December 31, 2004 and requires quarterly cash payments for interest beginning March 31, 2002, at the rate of eleven percent (11%) per annum. Principal is repayable in cash at maturity. The Note may be pre-paid without penalty.

In connection with the Merger, BBT entered into employment agreements with the President and the Chief Financial Officer of BBT. Pursuant to the employment agreements, each will be employed by BBT for a three-year period unless earlier terminated. As compensation, they will each receive a base salary of $200,000 per year and each may earn an annual bonus. Both will also be eligible to participate in BBT's profit-sharing plan. Should either be terminated by the Company other than for cause, or should either terminate their employment for good reason, as both are defined in the employment agreements, they will be entitled to receive (i) the installments of their base salary not yet paid, payable when and as if they had continued to be employed by BBT until the six month anniversary of the date of such termination, and (ii) continued benefits for such six month period.

Copies of the Merger Agreement, the Employment Agreements and the Note were include as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to the Form 8-K filed with the SEC on December 7, 2001.

The accompanying Unaudited Pro Forma Condensed Combining Balance Sheet of the Company and BBT has been prepared as if the combination had been completed as of September 30, 2001 and combines the historical Balance Sheets of both companies as of September 30, 2001.

The accompanying Unaudited Pro Forma Condensed Combining Statements of Operations, for both the nine months ended September 30, 2001 and the year ended December 31, 2000, assume the combination with BBT had been completed at the beginning of each fiscal period presented (on January 1, 2001 and 2000, respectively), and combines both the Company's and BBT's historical Statements of Operations.


                                                Planet Zanett, Inc.
                               Unaudited Pro Forma Condensed Combining Balance Sheet
                                              As of September 30, 2001


                                        September 30, 2001                                                                September
                                           Historical                     Pro Forma Adjustment                             30, 2001
                                           ----------           ---------------------------------------------------       Pro Forma
                                 Planet Zanett      Back Bay       (a)           (b)          (c)            (d)           Combined
                                 -------------      --------       ---           ---          ---            ---           --------
Current Assets:
Cash and cash equivalents       $    230,031    $    786,861   $ 1,500,000   $(786,861) $ (1,500,000)   $     --       $    230,031
Accounts receivable                     --         1,170,591        --         --             --              --          1,170,591
Interest receivable                  106,840            --          --         --             --              --            106,840
Due from employees                   105,892            --          --         --             --              --            105,892
Prepaid and other current assets       8,395           9,992        --         --             --              --             18,387
                                ------------    ------------   -----------   ---------  ------------    ------------   ------------
  Total current assets               451,158       1,967,444     1,500,000    (786,861)   (1,500,000)         --          1,631,741
Property and equipment, net          290,713          93,368        --         --             --              --            384,081
Investments at fair value            666,395            --          --         --          4,843,400      (4,843,400)       666,395
Goodwill                                --              --          --         --            165,400       4,319,527      4,484,927
Other assets                            --             3,813        --         --             --              --              3,813
Note receivable- BAB, Inc.         1,257,482            --          --         --             --              --          1,257,482
                                ------------    ------------   -----------   ---------  ------------    ------------   ------------
  Total assets                  $  2,665,748    $  2,064,625   $ 1,500,000   $(786,861) $  3,508,800    $   (523,873)  $  8,428,439
                                ============    ============   ===========   =========  ============    ============   ============


Current liabilities:
 Accounts payable and
    accrued expenses            $    279,640    $    717,325   $    --       $   --     $    200,000    $       --     $  1,196,965
 Deferred tax liability                 --              --          --           --     $     41,400            --           41,400
 Capital lease obligations              --             9,648        --           --             --              --            9,648
                                ------------    ------------   -----------   ---------  ------------    ------------   ------------
   Total current liabilities         279,640         726,973        --           --          241,400            --        1,248,013
                                ------------    ------------   -----------   ---------  ------------    ------------   ------------
Capital lease obligations               --            26,918        --           --             --              --           26,918
Deferred tax liability                  --              --          --           --          124,000            --          124,000
Note payable - related party            --              --     1,500,000         --             --              --        1,500,000
                                ------------    ------------   -----------   ---------  ------------    ------------   ------------
   Total liabilities                 279,640         753,891   1,500,000         --          365,400            --        2,898,931
Minority interest                    127,500            --          --           --             --              --          127,500
Shareholders' equity:
Common stock                          24,826          10,285        --           --            1,000         (10,285)        25,826
Paid-in Capital                   10,372,495         537,291        --         (23,703)    3,203,400        (513,588)    13,575,895
Deferred compensation               (603,253)           --          --           --          (61,000)           --         (664,253)
Notes receivable for
    stock subscriptions           (2,019,397)           --          --           --             --              --       (2,019,397)
Accumulated earnings (deficit)    (5,516,063)        763,158        --        (763,158)         --              --       (5,516,063)
                                ------------    ------------   -----------   ---------  ------------    ------------   ------------
   Total stockholders' equity      2,258,608       1,310,734        --        (786,861)    3,143,400        (523,873)     5,402,008
                                ------------    ------------   -----------   ---------  ------------    ------------   ------------
   Total liabilities and
    stockholders' equity        $  2,665,748    $  2,064,625   $ 1,500,000   $(786,861) $  3,508,800    $   (523,873)  $  8,428,439
                                ============    ============   ===========   =========  ============    ============   ============


See notes to unaudited pro forma condensed combining financial information.


                                                Planet Zanett, Inc.
                          Unaudited Pro Forma Condensed Combining Statement of Operations
                                    For the Nine Months Ended September 30, 2001


                                   Nine Months Ended
                                   September 30, 2001                                                              Nine Months Ended
                                       Historical                               Pro Forma Adjustments             September 30, 2001
                                       ----------                   --------------------------------------------        Pro Forma
                                      Planet Zanett      Back Bay         (e)              (f)             (g)          Combined
                                      -------------      --------         ---              ---             ---          --------
STATEMENT OF OPERATIONS:
--------------------------------
Services Revenue                      $       --      $  4,884,715    $       --      $       --      $         --     $  4,884,715
                                      ------------    ------------    ------------    ------------    --------------   ------------

Operating expenses:
  Cost of services                            --         3,316,756            --              --                --        3,316,756
  Selling and marketing expenses              --           186,717            --              --                --          186,717
  General and
      administrative expenses            2,194,112       1,028,267            --            15,250              --        3,237,629
  Impairment of investments              2,392,079            --              --              --                --        2,392,079
  Amortization of goodwill                  88,048            --              --              --                --           88,048
                                      ------------    ------------    ------------    ------------    --------------   ------------
    Total operating expenses             4,674,239       4,531,740            --            15,250              --        9,221,229
                                      ------------    ------------    ------------    ------------    --------------   ------------
     Income/(loss) from operations      (4,674,239)        352,975            --           (15,250)             --       (4,336,514)
                                      ------------    ------------    ------------    ------------    --------------   ------------
Other income/(expense)
  Interest income                          209,092           9,914            --              --                --          219,006
  Interest expense                            --            (4,735)       (123,750)           --                --         (128,485)
  Equity in losses of affiliate           (125,575)           --              --              --                --         (125,575)
                                      ------------    ------------    ------------    ------------    --------------   ------------
      Total other income/(expense)          83,517           5,179        (123,750)           --                --          (35,054)
Minority interest in loss of
  consolidated affiliate                   186,014            --              --              --                --          186,014
                                      ------------    ------------    ------------    ------------    --------------   ------------
Income before taxes                     (4,404,708)        358,154        (123,750)        (15,250)             --       (4,185,554)
Provision (benefit) for income tax            --          (100,875)           --              --                --         (100,875)
                                      ------------    ------------    ------------    ------------    --------------   ------------
Net income/(loss)                     $ (4,404,708)   $    459,029    $   (123,750)   $    (15,250)   $         --     $ (4,084,679)
                                      ============    ============    ============    ============    ==============   ============

Loss per share (basic and diluted)    $      (0.18)                                                                    $      (0.16)
                                      ============                                                                     ============

Weighted average shares
    outstanding (basic and diluted)     24,305,023                                                         1,000,000     25,305,023
                                      ============                                                    ==============   =============


See notes to unaudited pro forma condensed combining financial information.


                                                Planet Zanett, Inc.
                          Unaudited Pro Forma Condensed Combining Statement of Operations
                                        For the Year Ended December 31, 2000


                                       Year Ended
                                    December 31, 2000                                                                  Year Ended
                                       Historical                                Pro Forma Adjustments             December 31, 2000
                                       ----------                    --------------------------------------------       Pro Forma
                                      Planet Zanett      Back Bay         (e)              (f)             (g)          Combined
                                      -------------      --------         ---              ---             ---          --------
STATEMENT OF OPERATIONS:
--------------------------------
Services Revenue                      $       --      $  2,404,129    $       --      $       --      $         --     $  2,404,129
                                      ------------    ------------    ------------    ------------    --------------   ------------

Operating expenses:
  Cost of services                            --         1,669,997            --              --                --        1,669,997
  Stock given for business
   development relationships               623,750            --              --              --                --          623,750
  Selling and marketing expenses              --             9,094            --              --                --            9,094
  General and
   administrative expenses                 533,977         431,880            --            20,333              --          986,190
                                      ------------    ------------    ------------    ------------    --------------   ------------
      Total operating expenses           1,157,727       2,110,971            --            20,333              --        3,289,031
                                      ------------    ------------    ------------    ------------    --------------   ------------
      Income/(loss) from operations     (1,157,727)        293,158            --           (20,333)             --         (884,902)
Other income/(expense)
  Interest income                           52,033           4,624            --              --                --           56,657
  Interest expense                            --            (1,686)       (165,000)           --                --         (166,686)
                                      ------------    ------------    ------------    ------------    --------------   ------------
      Total other income/(expense)          52,033           2,938        (165,000)           --                --         (110,029)
                                      ------------    ------------    ------------    ------------    --------------   ------------
Income before taxes                     (1,105,694)        296,096        (165,000)        (20,333)             --         (994,931)
Provision (benefit) for income tax            --           116,523            --              --                --          116,523
                                      ------------    ------------    ------------    ------------    --------------   ------------
Net income/(loss)                     $ (1,105,694)   $    179,573    $   (165,000)   $    (20,333)   $         --     $ (1,111,454)
                                      ============    ============    ============    ============    ==============   ============

Loss per share (basic and diluted)    $      (0.05)                                                                    $      (0.04)
                                      ============                                                                     ============

Weighted average shares
    outstanding (basic and diluted)     24,232,052                                                         1,000,000      25,232,052
                                      ============                                                    ==============   =============


See notes to unaudited pro forma condensed combining financial information.

                               PLANET ZANETT, INC.
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

1.    Basis of Presentation.

The accompanying unaudited pro forma condensed combining financial information is presented for illustrative purposes and is not necessarily indicative of the results of operations that would have been reported if the combination had been completed as presented in the accompanying unaudited pro forma condensed combining balance sheet and statements of operations. The results of operations of BBT will be consolidated with the results of operations of the Company for all periods subsequent to the acquisition date of December 7, 2001 (the "Closing"). The unaudited pro forma condensed combining financial information presented is based on, and should be read in conjunction with, the historical financial statements and the related notes thereto for both Planet Zanett, Inc. (the "Company") (filed with the SEC on form 10-Q/SB for the nine months ended September 30, 2001 and form 10-K/SB for the year ended December 31, 2000)and Back Bay Technologies, Inc. ("BBT") (incorporated herein).

Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of December 7, 2001, among the Company, Planet Zanett Merger Sub ("Merger Sub"), BBT, and the shareholders of BBT, the Company acquired BBT through a merger (the "Merger") of BBT with and into Merger Sub. Upon consummation of the Merger, the separate corporate existence of BBT ceased, and the name of Merger Sub was changed to Back Bay Technologies, Inc. The acquisition of BBT has been accounted for as a purchase business combination by the Company.


BBT is a provider of technology consulting services primarily to Fortune 500 companies with a concentration on the financial services industry. BBT's service offerings include a wide range of services to initiate, develop and implement e-business systems, including full life cycle application development, project management, business analysis, architecture design, package customization, testing and quality assurance and implementation management.

The maximum aggregate consideration to be paid by the Company to the BBT shareholders is $2,750,000 in cash and 1,625,000 shares of the Company's common stock ("Common Stock"). Initial consideration of $1,500,000 in cash and 1,000,000 shares of Common Stock, valued at $2,290,000, was paid to the BBT shareholders at Closing. The value of the Common Stock issued at Closing was determined based on the weighted average closing price of the Common Stock for the three trading days immediately preceding the Closing. In addition, all outstanding options to purchase BBT common stock have been exchanged, pursuant to the Merger Agreement, into options to purchase 476,088 shares of Common Stock of the Company. The options have varying exercise prices and vesting periods. The Company valued such stock options using the Black-Scholes pricing model at approximately $914,400, of which approximately $853,400 was included in the purchase price and approximately $61,000 was attributed to deferred compensation for future services. The calculations were prepared based on the following weighted average assumptions:

                           Volatility                          73%
                           Expected life                        5 years
                           Risk free interest rate            4.5%
                           Dividend rate                       -


As part of the maximum aggregate consideration, the BBT shareholders are eligible to receive additional consideration in each of the three successive annual periods commencing January 1, 2002 based upon BBT attaining specified earnings targets in each period. This contingent consideration consists of a maximum payment of $416,667 in cash in each period and the issuance of a maximum of 208,333 shares of Common Stock in each period. No contingent consideration will be paid to the BBT shareholders if BBT's EBITDA, as defined in the Merger Agreement, is less than $700,000 during the respective annual period. The maximum contingent consideration will be paid if BBT's EBITDA equals or exceeds $1,000,000 during the respective annual period.

The Common Stock issued or issuable to the BBT shareholders pursuant to the Merger Agreement (and Common Stock issuable pursuant to the exercise of stock options granted to the BBT employees after the consummation of the Merger) (the "Shares") is subject to certain transfer restrictions until November 1, 2005. A portion of the Shares will be released from such restrictions when the closing bid price per share of the Common Stock equals or exceeds certain price targets.

The Company is required to file a registration statement on or before July 1, 2002 covering the resale of the Shares and will use reasonable efforts to maintain the effectiveness of such registration statement until December 7, 2004.

The Company funded the cash portion of the purchase price paid at Closing by issuing a promissory note (the "Note") to a principal shareholder of the Company. The Note has a maturity date of December 31, 2004 and requires quarterly cash payments for interest beginning March 31, 2002, at the rate of eleven percent (11%) per annum. Principal is repayable in cash at maturity. The Note may be pre-paid without penalty.

The pro forma condensed combining financial information included herein does not reflect any contingent consideration that may be paid in the future. The actual amount of future consideration will be recognized as an adjustment to goodwill in the period in which the contingency is resolved. The value of any stock issued will be based upon the price of the Company's Common Stock at the date the contingency is resolved.

The allocation of the initial purchase price consideration paid at Closing to the assets acquired and liabilities assumed included in the pro forma condensed combined financial information was based upon preliminary estimates of the fair market value of the acquired assets and assumed liabilities. These estimates of fair market value may change based upon completion of the Company's final valuation of the assets and liabilities of BBT.

The following table sets forth the components of the purchase price:

                      Cash paid                                    $1,500,000
                      Value of common stock issued                  2,290,000
                      Value of stock options issued                   853,400
                      Estimated transaction costs                     200,000
                                                                   ----------
                      Total purchase price                         $4,843,400
                                                                   ==========

The following table provides the preliminary estimated fair value of the acquired assets and liabilities assumed based upon BBT's September 30, 2001 balance sheet:


                      Current assets                                1,180,600
                      Property and equipment                           93,400
                      Other assets                                      3,800
                      Liabilities assumed, current                   (727,000)
                      Liabilities assumed, long term                  (26,900)
                                                                   ----------
                      Fair value of net assets acquired               523,900
                                                                   ----------
                      Cost in excess of net assets acquired         4,319,500
                      Deferred tax effect on purchase accounting      165,400
                                                                   ----------
                      Recorded goodwill                             4,484,900
                                                                   ----------
                      Total  estimated  fair value of net  assets
                      acquired and recorded goodwill               $5,008,800
                                                                   ==========

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. The provisions of these statements apply to all business combinations initiated after June 30, 2001. Under the provisions of these pronouncements, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests. Intangible assets with finite lives will be amortized over their useful lives.

In accordance with the provisions of SFAS No. 142 the Company will not amortize goodwill and intangible assets with indefinite lives recorded in connection with the acquisition of BBT. The Company expects to perform an annual impairment test of the goodwill and indefinite lived intangible assets but has not yet determined what effect these tests will have on the results of operations or the financial position of the Company in future periods.

2.    Discussion of pro forma adjustments:


Balance Sheet Adjustments:
--------------------------
(a) Issuance of 11%-long-term note payable to a principal shareholder of the Company and receipt of $1,500,000 in cash to fund the cash portion of the Merger.
(b) On December 6, 2001, prior to the execution of the merger agreement and the Closing, BBT declared and paid a distribution of $1,267,500. This adjustment to the pro forma condensed combined balance sheet reflects the distribution as if it had occurred on September 30, 2001. Cash has been reduced by $786,861 for the pro forma distribution, with the offset being a $763,158 reduction in retained earnings and a $23,703 reduction in paid-in capital.
(c)   Record the Company's investment in BBT:
      1.    Payment to BBT Shareholders of $1,500,000 in cash
      2. Issuance to BBT Shareholders of 1,000,000 shares of common stock (par value $.001) valued at $2.29 per share increased common stock by $1,000 and paid-in capital by $2,289,000.
      3.    Accrual of $200,000 for estimated transaction costs.
      4. The exchange of BBT vested stock options into Company stock options increased paid-in capital by $853,400.
      5.    Total increase to investment is $4,843,400
      6. The exchange of BBT unvested stock options into Company stock options increased paid-in capital and deferred compensation by $61,000.
      7. Deferred tax liability of $165,400 resulting from a change in the tax status of the acquired entity at the date of acquisition.
(d) Eliminate the Company's $4,843,400 investment and allocate the purchase price to BBT's assets and liabilities resulting in an increase to goodwill of $4,319,527 and the elimination of BBT's common stock of $10,285 and paid-in capital of $513,588.

Statement of operations adjustments:
------------------------------------
(e) Interest expense of $123,750 and $165,000 for the nine and twelve-month periods ended September 30, 2001 and December 31, 2000, respectively, related to the 11% note payable due March 2004 issued in connection with the Merger.
(f) Compensation expense of $15,250 and $20,333 for the nine and twelve-month periods ended September 30, 2001 and December 31, 2000, respectively, related to the unvested BBT stock options exchanged for Company stock options. The unvested stock options are assumed to have a remaining vesting period of approximately 3 years.
(g) The pro forma net loss per share for the nine and twelve-month periods ended September 30, 2001 and December 31, 2000, respectively, have been adjusted to reflect the additional issuance of 1,000,000 shares of Common Stock at Closing and assumes all shares were outstanding from the beginning of both periods presented.